================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      THE GOODYEAR TIRE & RUBBER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                [GOODYEAR LOGO]

                                    NOTICE OF

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT



                       THE GOODYEAR TIRE & RUBBER COMPANY
                             1144 East Market Street
                             Akron, Ohio 44316-0001






                          DATE:  Monday, April 6, 1998

                          TIME:  10:00 A.M., Akron Time

                          PLACE: Offices Of The Company
                                 Goodyear Theater
                                 1201 East Market Street
                                 Akron, Ohio




                             YOUR VOTE IS IMPORTANT
                             ======================
             PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND PROMPTLY
                      RETURN IT IN THE ENCLOSED ENVELOPE.

                     The Goodyear Tire & Rubber Company

                            Akron, Ohio 44316-0001


         SAMIR G. GIBARA
      CHAIRMAN OF THE BOARD
CHIEF EXECUTIVE OFFICER AND PRESIDENT                        February 26, 1998





Dear Shareholders:

     You are cordially invited to attend your Company's 1998 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 10:00 A.M., Akron Time, on Monday, April 6, 1998. We hope you will be able to attend and participate. The Notice of 1998 Annual Meeting of Shareholders and Proxy Statement follow. The 1997 Annual Report is enclosed.

     At the Annual Meeting, shareholders will elect three persons to serve as directors for three year terms. Each nominee is an incumbent. The Proxy Statement contains information regarding each nominee for director and the eight continuing directors.

     Your Board of Directors is presenting for action by the shareholders its proposal that shareholders ratify the Board's appointment of Price Waterhouse LLP as independent accountants for the Company for 1998 (Item 2 on your Proxy). Your Board of Directors recommends that you vote for the ratification of the appointment of Price Waterhouse LLP.

     If you plan to attend the Annual Meeting, please mark the indicated box on the reverse side of your Proxy. You are cordially invited to join us for refreshments from 9:00 to 9:45 A.M. in the Goodyear Gymnasium, which is adjacent to the Theater. You do not need a ticket to attend the Annual Meeting or the reception.

     Whether or not you plan to attend, it is important that you complete, date, sign and promptly return your Proxy. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your Proxy. Remember, your vote is important!


                                         Sincerely,



                                         /s/ SAMIR G. GIBARA


                                         SAMIR G. GIBARA
                                         Chairman of the Board,
                                         Chief Executive Officer and President

                                    CONTENTS

                                                                                          Page
                                                                                          ----
NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS                                           i

PROXY STATEMENT
   General Information                                                                      1
      Shares Voting                                                                         1
      Vote Required-- Cumulative Voting                                                     1
      Voting of Proxy-- Confidentiality                                                     1
      Revocability of Proxy                                                                 2
   The Board of Directors and Its Committees                                                2
      Audit Committee                                                                       2
      Compensation Committee                                                                2
      Nominating Committee                                                                  3
      Committee on Corporate Responsibility                                                 3
   Election of Directors (Proxy Item 1)                                                     3
   Ratification of Appointment of Independent Accountants (Proxy Item 2)                    7
   Other Business                                                                           7
   Beneficial Ownership of Common Stock                                                     7
   Executive Officer Compensation                                                           9
      Summary of Compensation                                                               9
      Option/SAR Grants in 1997                                                            11
      Option/SAR 1997 Exercises and Year-End Values                                        12
      Long Term Incentive Awards                                                           12
      Other Plan Information                                                               14
      Retirement Benefits                                                                  15
      Directors' Compensation                                                              16
      Other Matters                                                                        17
   Section 16(a) Beneficial Ownership Reporting Compliance                                 17
   Compensation Committee Report on Executive Compensation                                 18
   Performance Graph                                                                       22
   Miscellaneous                                                                           23
      Submission of Shareholder Proposals                                                  23
      10-K Report                                                                          23
      Savings Plan Shares                                                                  23
      Costs of Solicitation                                                                23

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                  NOTICE OF THE

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON APRIL 6, 1998



To The Shareholders:


     The 1998 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company (the "Company"), an Ohio corporation, will be held at the Goodyear Theater (in the Company's Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Monday, April 6, 1998, at 10:00 A.M., Akron Time, for the following purposes:

     1. To elect three directors, each to serve for a term of three years (Proxy Item 1):

     2. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for 1998 (Proxy Item 2); and

     3. To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors fixed the close of business on February 17, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the 1998 Annual Meeting. Only holders of record of the Common Stock of the Company at the close of business February 17, 1998 will be entitled to vote at the 1998 Annual Meeting and adjournments, if any, thereof.



                                        By order of the Board of Directors:

                                        /s/ James Boyazis

February 26, 1998                       James Boyazis, Secretary


-------------------------------------------------------------------------------
              Please complete, date and sign your proxy and return
                     it promptly in the enclosed envelope.

                                 PROXY STATEMENT


                       THE GOODYEAR TIRE & RUBBER COMPANY

                                  -------------

                               GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held April 6, 1998 (the "Annual Meeting"), and at any adjournments thereof, for the purposes set forth in the accompanying notice.

     The principal executive offices of the Company are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company's telephone number is 330-796-2121.

     The Company's Annual Report to Shareholders for the year ended December 31, 1997 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related form of Proxy are first being sent to shareholders is March 2, 1998.

SHARES VOTING

     Holders of shares of the Common Stock, without par value, of the Company (the "Common Stock") at the close of business on February 17, 1998 (the "record date") are entitled to notice of the Annual Meeting and to vote shares held on the record date at the Annual Meeting. As of the close of business on the record date, there were 156,817,956 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

VOTE REQUIRED -- CUMULATIVE VOTING

     Except with respect to the election of directors, the affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a resolution to be adopted.

     In the election of directors, the three candidates receiving the most votes will be elected. Each shareholder has the right to vote cumulatively for candidates whose names have been placed in nomination prior to the voting. In voting cumulatively, a shareholder may (a) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the shareholder is entitled to vote, or (b) distribute his or her votes on the same principle among two or more candidates as desired.

     Abstentions, "withheld" votes and "broker non-votes" do not count for or against a nominee for election as a director and have the same effect as votes against the Board's proposal.

VOTING OF PROXY -- CONFIDENTIALITY

     The accompanying Proxy is designed to permit each shareholder of record at the close of business on the record date to vote on the election of directors and on the resolution proposed by the Board of Directors described in this Proxy Statement. Three directors of the Company, Messrs. Gibara, Minter and Pytte, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.

     Unless a shareholder requests that voting of his or her Proxy be withheld for any one or more of the nominees for director, the Proxy will be voted for the three nominees whose names are set forth at page 3. However, the proxies designated by your Board of Directors may cumulatively vote each Proxy received if such action is deemed by them to be appropriate, except to the extent authority to so cumulate votes is expressly withheld as to any nominee.

     Your Board of Directors does not presently anticipate that any of the nominees named will be unavailable for election. In the event an unexpected vacancy occurs, the Proxies received may be voted for the election of a new nominee designated by the Board of Directors.

     Where a shareholder specifies a choice with respect to any other matter set forth in this Proxy Statement, his or her shares will be voted (or withheld from voting) in accordance with the instructions given. If no specific instructions are given, shares will be voted in favor of the proposal by the Board of Directors to ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for 1998.

     The vote of each shareholder, whether by proxy or ballot, will be treated as confidential, except (a) as may be required by law, (b) as may be necessary to assert or defend claims for or against the Company, (c) in the case of a contested election of director(s), or (d) at the express request of the shareholder. The inspectors of election and persons processing proxy cards and ballots and tabulating the vote will not be employees of the Company. Representatives of First Chicago Trust Company of New York have been appointed to serve as the inspectors of election for the 1998 Annual Meeting.

REVOCABILITY OF PROXY

     A shareholder may revoke or revise any proxy given to the Board of Directors by the execution of a later proxy or by giving notice to the Company in writing or in open meeting. No revocation or revision of any proxy shall affect any vote previously taken.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES


     In accordance with the Ohio General Corporation Law and the Articles of Incorporation and Code of Regulations of the Company, the Company is managed under the direction of the Board of Directors by the chief executive officer and other officers to whom authority has been delegated.

     The Board is charged with specific responsibility with regard to the selection and evaluation of management, the reporting of financial results to the shareholders, and the consideration of other fundamental corporate matters, including the declaration of dividends, the issuance of stock and the authorization of significant business transactions. The Board also regularly reviews the Company's operating results and financial statements, approves capital expenditures and works with senior management in planning the Company's business strategy and establishing its long term and short term business objectives.

     Historically, a majority of the members of the Board have been neither officers nor employees of the Company. Eleven of the twelve directors currently serving are neither present nor past officers or employees of the Company or any of its subsidiaries. The three nominees (each currently serving as a director) are neither present nor past officers or employees of the Company or any of its subsidiaries.

     The Board meets on a regularly scheduled basis at least six times during the year. The average attendance of all directors at the seven Board meetings held during 1997 was 93.3%. The average attendance of all directors at all meetings of the Board and its standing committees held during 1997 was 91.2%. During 1997, each incumbent director attended at least 75% of all meetings of the Board and the standing committees of the Board upon which he or she served, other than Mr. Breen who attended 71.4% of such meetings.

     The Board of Directors has four standing committees to assist it in the discharge of its responsibilities. Their principal activities are described below.


AUDIT COMMITTEE

     Established in 1967, the Audit Committee is comprised of six directors who are not present or past employees of the Company or any of its subsidiaries. Each member of the Audit Committee must be "independent" in the opinion of the entire Board. The Audit Committee held three formal meetings during 1997.

     The Audit Committee reviews for the Board the activities of the Company's internal auditors and its independent accountants to determine whether the Company's organization, internal controls and policies are reasonably designed to assure the accuracy and adequacy of the Company's records and financial statements and to provide for the safekeeping of the assets of the Company.

     The Audit Committee annually considers the qualifications of the independent accountants of the Company, makes recommendations to the Board as to their selection, reviews the audit plan, approves services rendered or to be rendered by the independent accountants and reviews the results of their audit for the previous year. The Audit Committee reviews financial reports and monitors compliance with the Company's ethics policies and accounting controls, procedures and practices, receiving direct reports in this connection from the Company's internal auditors and its independent accountants.


COMPENSATION COMMITTEE

     Established in 1979, the Compensation Committee is comprised of all directors who are not present or past employees of the Company or any of its subsidiaries. The Compensation Committee held three for- mal meetings during 1997.

     The Compensation Committee has primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel. The Compensation Committee consults with the chief executive officer of the Company regarding executive compensation policies, practices and plans, and undertakes such special studies regarding compensation as he or the Board may request. The Compensation Committee also administers the Company's 1997 Performance Incentive Plan, the 1989 Goodyear Performance and Equity Incentive Plan, the Company's Performance Recognition Plan, the Company's 1987 Employees' Stock Option Plan, the Company's Deferred Compensation Plan For Executives and the Company's Outside Directors' Equity Participation Plan.

NOMINATING COMMITTEE

     The Nominating Committee, established in 1978, is comprised of the Chairman of the Board and six directors who are not present or past employees of the Company or any of its subsidiaries. The Nominating Committee held one formal meeting during 1997.

     The principal function of the Nominating Committee is to identify candidates for election to the Board of Directors. The Nominating Committee has the primary responsibility for evaluating, and for recommending to the Board, candidates for Board membership. The Nominating Committee also follows the development of members of senior management of the Company for possible future nomination to the Board.

     The Nominating Committee will consider candidates submitted by shareholders for nomination to the Board and will make recommendations as to each such candidate to the Board. Any shareholder desiring to submit a candidate for consideration by the Nominating Committee should send the name of such proposed candidate, together with such biographical data and background information concerning the candidate as the shareholder may desire, to: The Office of the Secretary, The Goodyear Tire & Rubber Company, Akron, Ohio 44316-0001.

COMMITTEE ON CORPORATE RESPONSIBILITY

     The Committee on Corporate Responsibility was established in 1976 and is currently comprised of eight directors who are not present or past officers or employees of the Company or any of its subsidiaries. During 1997, the Committee held two formal meetings.

     The principal functions of the Committee on Corporate Responsibility are to periodically review the Company's policies relating to the manner in which the Company conducts its business and its relationships with its shareholders, employees and customers, as well as governmental agencies and the general public, and to review the need for, and to develop, new policies relating to such matters. The Committee is also responsible for establishing, with the concurrence of the entire Board, methods for monitoring the implementation of, and compliance with, policies adopted by the Company.

                              ELECTION OF DIRECTORS
                              (ITEM 1 ON THE PROXY)

     The Board of Directors is comprised of twelve directors until immediately prior to the Annual Meeting, when the Board of Directors will be comprised of eleven directors. The Board of Directors is classified into three classes of directors. At each annual meeting of shareholders directors of one of the classes, on a rotating basis, are elected to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting of shareholders. Classes I, II and III are each currently comprised of four directors. The current terms of the four Class II Directors will expire at the 1998 Annual Meeting. The current terms of the four Class I Directors and the four Class III Directors will expire at the 1999 and 2000 annual meetings, respectively. Effective at the Annual Meeting, Classes I and III will each be comprised of four directors and Class II will be comprised of three directors.

     At the 1998 Annual Meeting three persons are to be elected to serve as Class II Directors, each to a three year term. The Board of Directors has selected the following nominees recommended by the Nominating Committee for election to the Board of Directors, each to hold office for a three year term expiring at the 2001 Annual Meeting and until his successor shall have been duly elected and qualified:

                               John G. Breen
                               William E. Butler
                               George H. Schofield

     Each nominee is an incumbent director whose term of office expires at the Annual Meeting. The following page contains certain information concerning the three nominees, which information was furnished by them.

      NOMINEES FOR DIRECTOR -- CLASS II, THREE YEAR TERMS EXPIRING IN 2001

--------------------------------------------------------------------------------
JOHN G. BREEN

Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company, a manufacturer of paints, coatings and related products.

Mr. Breen has served as the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company since April 1980. He is a director of Mead Corporation, National City Corporation and Parker-Hannifin Corporation.

Chairman of Compensation Committee and member of Audit and Nominating
Committees.

Age: 63

Director since: January 7, 1992

--------------------------------------------------------------------------------

WILLIAM E. BUTLER

Retired. Formerly Chairman of the Board and Chief Executive Officer of Eaton Corporation, a global manufacturer of highly engineered products for the automotive, industrial, construction, commercial and aerospace markets.

Mr. Butler served as the President and Chief Operating Officer of Eaton Corporation from February of 1989 to September 4, 1991, when he was elected President and Chief Executive Officer. Mr. Butler was elected Chairman of the Board and Chief Executive Officer of Eaton Corporation in January of 1992, serving in that capacity until he retired on December 31, 1995. Mr. Butler is a director of Applied Industrial Technologies, Inc., Ferro Corporation, Pitney Bowes Inc., Borg Warner Corporation and Zurn Industries, Inc.

Member of Audit, Compensation and Corporate Responsibility Committees.

Age: 66

Director since: February 8, 1995

--------------------------------------------------------------------------------

GEORGE H. SCHOFIELD

Retired. Formerly Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc., which designs, manufactures and markets water control and HVAC products.

Mr. Schofield served as the Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc. from 1986 until October 17, 1994, when he retired as Chief Executive Officer. He retired as Chairman of the Board of Zurn Industries, Inc. on March 31, 1995. Mr. Schofield is a director of National Fuel Gas Company.

Chairman of Audit Committee and member of Compensation and Corporate Responsibility Committees.

Age: 68

Director since: December 3, 1991

--------------------------------------------------------------------------------
                                RETIRING DIRECTOR
--------------------------------------------------------------------------------

GERTRUDE G. MICHELSON

Mrs. Michelson, after 17 years of distinguished service as a director of the Company, will retire as a director immediately prior to the 1998 Annual Meeting. At that time Class II will be comprised of three incumbent directors, each a nominee for a new three year term.
--------------------------------------------------------------------------------

The following two pages contain certain information concerning the eight directors whose terms of office continue after the 1998 Annual Meeting, which information was provided by the continuing directors.

             CONTINUING DIRECTORS -- CLASS 1, Terms Expiring in 1999
--------------------------------------------------------------------------------
SAMIR G. GIBARA

Chairman of the Board, Chief Executive Officer and President

Mr. Gibara joined the Company in 1966, serving in various managerial posts prior to being elected Vice President for Strategic Planning and Business Development and as the acting Vice President of Finance and Chief Financial Officer of the Company on October 6, 1992. Mr. Gibara was elected Executive Vice President for North American Tire Operations on May 3, 1994. Mr. Gibara was elected President and Chief Operating Officer, and as a director, effective April 15, 1995. Mr Gibara was elected President and Chief Executive Officer effective January 1, 1996 and Chairman of the Board, Chief Executive Officer and President effective July 1, 1996.

Member of Nominating Committee.

Age: 58

Director since: April 15, 1995

--------------------------------------------------------------------------------

WILLIAM J. HUDSON, JR.

President and Chief Executive Officer and a Director of AMPIncorporated, a manufacturer of electrical and electronic connectors and terminals and related products and systems.

Mr. Hudson served in various managerial posts with AMP Incorporated prior to being elected its President and Chief Executive Officer effective January 1, 1993. Mr. Hudson is a director of Carpenter Technology, a director of the National Association of Manufacturers, a member of the Executive Committee of the Board of Governors of the National Electrical Manufacturing Association, a member of the Board of Trustees and the Executive Committee of the United States Council for International Business and a member of the Policy Committee of the Business Round Table.

Member of Audit, Compensation and Corporate Responsibility Committees.

Age: 63

Director since: November 7, 1995

--------------------------------------------------------------------------------

WILLIAM C. TURNER

Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, a consulting firm to multinational corporations and investment groups on international economic and political affairs, strategy, investments, joint ventures and strategic alliances.

Mr. Turner has served as Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation since 1977. He is a director of Rural/Metro Corporation and Microtest, Inc. Mr. Turner is also Chairman of the International Advisory Council of Avon Products, Inc., a member of the Board of Governors of the Lauder Institute of Management and International Studies of the University of Pennsylvania, a trustee and former Chairman of the Board of American Graduate School of International Management, a trustee and Executive Committee member of the United States Council for International Business and a member of the Council of American Ambassadors and of the Council on Foreign Relations.

Chairman of Committee on Corporate Responsibility and member of Compensation and Nominating Committees.

Age: 68

Director since: October 3, 1978

--------------------------------------------------------------------------------

MARTIN D. WALKER

Retired. Formerly Chairman of the Board and Chief Executive Officer of M. A. Hanna Company, an international processor and distributor of polymers to the plastics and rubber industries.

Mr. Walker served as Chairman of the Board and Chief Executive Officer of M. A. Hanna Company from September 1, 1986 through December 31, 1996, when he retired as Chief Executive Officer. He retired as Chairman of the Board of M. A. Hanna Company on June 30, 1997. Mr. Walker is a principal in MORWAL Investments. He is a director of Comerica, Inc., Lexmark International, M. A. Hanna Company, Meritor Automotive Corporation, Reynolds & Reynolds, The Timken Company and Textron, Inc.

Member of Audit, Compensation and Corporate Responsibility Committees.

Age: 65

Director since: February 4, 1997
--------------------------------------------------------------------------------

            CONTINUING DIRECTORS -- CLASS III, Terms Expiring in 2000
--------------------------------------------------------------------------------
THOMAS H. CRUIKSHANK

Retired. Formerly Chairman of the Board and Chief Executive Officer of Halliburton Company, a suppler of oil field equipment and services and engineering and construction services.

Mr. Cruikshank joined Halliburton Company in 1969. He was elected its President in November 1981, its Chief Executive Officer in May of 1983 and its Chairman of the Board and Chief Executive Officer in June of 1989. Mr. Cruikshank retired as Chief Executive Officer of Halliburton Company on October 1, 1995 and as its Chairman of the Board on January 2, 1996. Mr. Cruikshank is a director of The Williams Companies, Inc., Seagull Energy Corporation and Lehman Brothers Holdings Inc.

Member of Audit, Compensation and Nominating Committees.

Age: 66

Director since: October 7, 1986

--------------------------------------------------------------------------------

KATHERINE G. FARLEY

Managing Director of Tishman Speyer Properties, an international real estate developer, owner, and property management firm.

Ms. Farley joined Tishman Speyer Properties in 1984. She was Managing Director - International from 1984 to 1993, when she became Managing Director. In January of 1998 she became Senior Managing Director. Ms. Farley is a director of Women in Need.

Member of Compensation Committee.

Age: 48

Director since: February 3, 1998

--------------------------------------------------------------------------------

STEVEN A. MINTER

Executive Director and President of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs.

Mr. Minter has been the Executive Director and President of The Cleveland Foundation, Cleveland, Ohio, since January 1, 1984. Mr. Minter served as Associate Director and Program Officer of The Cleveland Foundation from 1975 to 1980 and from 1981 to 1983. Mr. Minter served as Undersecretary of the United States Department of Education from May, 1980, until January, 1981. Mr. Minter is a director of Consolidated Natural Gas Company, KeyCorp and Rubbermaid Incorporated, a trustee of The College of Wooster and a director of The Foundation Center.

Member of Compensation, Corporate Responsibility and Nominating Committees.

Age: 59

Director since: February 12, 1985

--------------------------------------------------------------------------------

AGNAR PYTTE

President of Case Western Reserve University.

Dr. Pytte was a research physicist at Princeton University and Professor of Physics, Dean of Science and Dean of Graduate Studies at Dartmouth College prior to becoming the Provost of Dartmouth College in 1982, a position he held until July 1, 1987, when he was elected President of Case Western Reserve University. Dr. Pytte is a director of A. O. Smith Corporation and the Sherman Fairchild Foundation Inc.

Member of Compensation, Corporate Responsibility and Nominating Committees.

Age: 65

Director since: January 5, 1988

--------------------------------------------------------------------------------

               RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTS
                              (Item 2 on the Proxy)


     Price Waterhouse LLP ("Price Waterhouse") served as the Company's independent accountants for the year ended December 31, 1997. In addition to rendering audit services during 1997, Price Waterhouse performed various non-audit services for the Company and its subsidiaries. The Audit Committee was advised of these non-audit services and has determined that the independence of Price Waterhouse was not impaired.

     The Board of Directors, on the recommendation of the Audit Committee, has appointed Price Waterhouse as independent accountants for the Company for the year ending December 31, 1998. In making its recommendation, the Audit Committee reviewed past audit results and the non-audit services performed during 1997 and proposed to be performed during 1998.

     In selecting Price Waterhouse, the Audit Committee and the Board of Directors carefully considered their independence. Price Waterhouse have confirmed to the Company that they are in compliance with all rules, standards and policies of the American Institute of Certified Public Accountants and the Securities and Exchange Commission governing auditor independence.

     Representatives of Price Waterhouse will attend the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and have advised the Company that they will be available to respond to appropriate questions of shareholders.

     The following resolution will be presented by your Board of Directors at the Annual Meeting:

          "Resolved, that the action of the Board of Directors in selecting and appointing Price Waterhouse LLP as independent accountants for the Company for the year ending December 31, 1998 be, and hereby is, ratified."

     In the event the appointment of Price Waterhouse is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent accountants for 1999.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION (PROXY ITEM 2).

                                 OTHER BUSINESS

     In addition to the matters described above, there will be an address by the Chairman of the Board, Chief Executive Officer and President of the Company. A discussion period will follow during which shareholders will have an opportunity to ask appropriate questions regarding the Company and its operations.

     The Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

     If any other matters properly come before the Annual Meeting, the persons whose names appear in the enclosed Proxy intend to vote all Proxies received by the Board of Directors in such manner as they, in their discretion, deem appropriate.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     To the knowledge of the Company, no person, firm or group beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) more than 5% of the shares of the Common Stock of the Company outstanding on the record date, February 17, 1998; except that (i) Brinson Partners, Inc. and related entities, 209 South LaSalle, Chicago, Illinois 60604, filed an amended
Schedule 13G dated February 11, 1998 indicating beneficial ownership, with shared voting and dispositive power, of 8,758,395 shares, or approximately 5.6% of outstanding shares, of the Common Stock, (ii) Morgan Stanley, Dean Witter, Discover & Co., 1585 Broadway, New York, New York 10036, filed a Schedule 13G dated February 12, 1998 indicating beneficial ownership, with shared voting and dispositive power of 8,761,705 shares, or approximately 5.6% of outstanding shares, of the Common Stock, and (iii) The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, has reported that at the record date it held 15,272,761 shares, or approximately 9.7% of outstanding shares, of the Common Stock for various beneficial owners, including 8,310,815 shares, or approximately 5.3% of outstanding shares, of the Common Stock of the Company held as the Trustee of four Employee Savings Plans sponsored by the Company.

     At February 17, 1998, each director and nominee, each person named in the Summary Compensation Table on page 9, and all directors and officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership Table on the next page.

                                    BENEFICIAL OWNERSHIP TABLE

                                                                     BENEFICIAL OWNERSHIP AT FEBRUARY 17, 1998
-----------------------------------------------------------------------------------------------------------------
                                                                       SHARES OF
                                                                     COMMON STOCK                 DEFERRED SHARE
               NAME                                                 OWNED(1)(2)                  EQUIVALENT UNITS
               ----                                                 -----------                  ----------------
John G. Breen                                                        5,200(3)(4)                      1,230(11)
William E. Butler                                                      405(5)                         3,044(11)
Thomas H. Cruikshank                                                 1,800(4)                         2,871(11)
Eugene R. Culler, Jr                                                31,068(6)(7)(8)                   2,882(12)
Katherine G. Farley                                                  2,000                              -0-
Samir G. Gibara                                                     78,946(6)(7)                      8,997(12)
C. Thomas Harvie                                                    24,005(6)(7)(9)                   1,922(12)
William J. Hudson, Jr                                                1,000                            1,730(11)
Gertrude G. Michelson                                                1,200(4)                         3,439(11)
Steven A. Minter                                                     1,580(4)                           824(11)
Agnar Pytte                                                          1,200(4)                         2,578(11)
George H. Schofield                                                  2,200(4)                         3,334(11)
William J. Sharp                                                    29,729(6)(7)                      5,315(12)
Robert W. Tieken                                                    46,123(7)                         5,188(12)
William C. Turner                                                    1,600(4)                         2,304(11)
Martin D. Walker                                                     1,000                               58(11)
All directors, the Named Officers and all other
Officers as a group (36 persons)                                   685,846(4)(6)(7)(10)              87,505(11)(12)

NOTES TO BENEFICIAL OWNERSHIP TABLE:

     (1) Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

     (2) The number of shares indicated as beneficially owned by each of the directors and named executive officer, and by all directors and officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In each case, beneficial ownership is less than one percent of all outstanding shares of Common Stock.

     (3)  Includes 5,000 shares jointly owned by Mr. Breen and his spouse.

     (4) Includes 200 shares acquired pursuant to the Company's 1994 Restricted Stock Award Plan for Nonemployee Directors which are subject to certain restrictions.

     (5)  Shares owned jointly by Mr. Butler and his spouse.

     (6) Includes shares which may be acquired upon the exercise of options which are exercisable prior to April 18, 1998 under the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan") and predecessor employee stock option plans of the Company as follows: Mr. Gibara, 63,600 shares; Mr. Sharp, 13,850 shares; Mr. Tieken, 43,750 shares; Mr. Culler, 18,250 shares; Mr. Harvie, 13,750 shares; and all other officers, 384,990 shares.

     (7) Includes full shares held in trust under the Company's Employee Savings Plan for Salaried Employees.

     (8) Includes 50 shares owned by Mr. Culler's spouse, as to which he disclaims beneficial ownership.

     (9) Includes 10,000 shares acquired by Mr. Harvie pursuant to the terms of a Restricted Stock Purchase Agreement and the 1989 Plan, which are subject to certain restrictions and the Company's repurchase option.

     (10) Includes 115,087 shares owned of record and beneficially or owned beneficially through a nominee, 25,485 shares held in the Savings Plan Trust, 538,190 shares subject to options (exercisable prior to April 18, 1998) granted under the 1989 Plan and predecessor employee stock option plans, and 7,084 shares held by or jointly with family members of certain directors and officers.

     (11) Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to accounts of the director under the Company's Outside Directors' Equity Participation Plan, payable in cash following retirement. See "Directors' Compensation" at page 16.

     (12) Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to awards made under the 1989 Plan and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the officer. See Note (4) to the Summary Compensation Table at page 9.

                         EXECUTIVE OFFICER COMPENSATION


SUMMARY OF COMPENSATION

     The Summary Compensation Table below sets forth information in respect of the compensation of the Chief Executive Officer of the Company during 1997 and the persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company (the "Named Officers") for services in all capacities to the Company and its subsidiaries during 1997, 1996 and 1995.

                                                SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                            -----------------------------------
                                          ANNUAL  COMPENSATION                     AWARDS              PAYOUTS
                               -------------------------------------------  ----------------------    ---------
                                                                                        SECURITIES
                                                                   OTHER                UNDERLYING    LONG TERM       ALL
                                                                  ANNUAL    RESTRICTED   OPTIONS/     INCENTIVE      OTHER
                                                                  COMPEN-      STOCK       SARS         PLAN        COMPEN-
                                                        BONUS     SATION     AWARD(S)     (NUMBER      PAYOUTS      SATION
                                        SALARY        (DOLLARS)  (DOLLARS)   (DOLLARS)      OF        (DOLLARS)    (DOLLARS)
NAME AND PRINCIPAL POSITION    YEAR    (DOLLARS)         (1)        (2)         (3)      (SHARES)        (4)          (5)
---------------------------    ----    ---------      ---------  ---------  ----------  ----------    ---------    ---------
SAMIR G. GIBARA                1997    $935,100       $961,875     $9,000       -0-       55,000      $674,843      $9,023
  Chairman of the Board        1996     800,000        771,373      8,500       -0-      110,000       371,565       4,500
  Chief Executive Officer      1995     463,542        387,301      8,500       -0-       30,000       242,663       4,500
  and President(6)


WILLIAM J. SHARP               1997     472,917        391,875      9,000       -0-       21,500       283,434       8,340
  President                    1996     443,333        349,927      8,500       -0-       43,000       312,115       4,500
  Global Support Operations(7) 1995     370,000        253,750      8,500       -0-       12,400       283,106       4,500


ROBERT W. TIEKEN               1997     401,667        313,500      8,000       -0-       15,000       276,685       8,254
  Executive Vice President(8)  1996     381,667        301,182      8,000       -0-       25,000       304,683       4,500
                               1995     358,333        273,000      4,473       -0-       12,500           -0-       4,500


EUGENE R. CULLER, JR.          1997     342,500        255,938        -0-       -0-       15,000       202,453       6,246
  Executive Vice President (9) 1996     317,500        169,276    896,447       -0-       22,500       130,048       4,500
                               1995     303,802        123,107   $317,788       -0-        9,000       134,813         -0-


C. THOMAS HARVIE               1997     310,000        242,250      6,570       -0-       11,000       242,943       4,750
  Vice President and           1996     287,500        229,472     43,288       -0-       22,000           -0-       4,500
  General Counsel (10)         1995     137,500        105,000     50,000    $434,000     11,000           -0-         -0-

NOTES TO SUMMARY COMPENSATION TABLE:

     (1) Amounts awarded in respect of 1997, 1996 and 1995 and paid in February of 1998, 1997 and 1996, respectively, pursuant to the Company's Performance Recognition Plan for 1997, 1996 and 1995, respectively; except that payment of a portion of the award to Mr. Gibara in respect of 1996 and all of the award to Mr. Gibara in respect of 1997 was deferred pursuant to the Company's Deferred Compensation Plan for Executives. The payout in respect of plan year 1997 was determined based on EBIT (defined under the Plan as sales minus cost of goods sold and sales, administrative and general expense, after certain adjustments) and cash flow targets for 1997. Deferred amounts are included in the amounts shown in the Table.

     (2) Amounts shown represent the cost to the Company of tax and financial planning assistance provided by third parties, plus: (a) in respect of Mr. Culler, payment in 1996 of $840,566 in reimbursement of Canadian taxes in excess of normalized United States taxes, $35,514 for moving expenses and $12,368 as reimbursement of United States taxes, and payment in 1995 of $284,770 in reimbursement of Canadian taxes in excess of normalized United States taxes, and $15,586 for relocation allowances in 1995; and (b) in respect of Mr. Harvie, payments in 1997 of $576 and in 1996 of $34,658 for costs in connection with his relocation and in 1995 of $50,000 as special compensation.

     (3) No restricted stock was awarded or issued by the Company to any Named Officer during 1997. On July 17, 1995, Mr. Harvie purchased, pursuant to a Restricted Stock Purchase Agreement and the 1989 Plan, 10,000 shares of Common Stock for a purchase price of $.10 per share, which shares are subject to various restrictions and to an option to repurchase in favor of the Company under specified circumstances at a price of $.10 per share through at least June 30, 1998. The dollar value reported represents the per share closing price of the Common Stock on the date of grant ($43.50 on July 17,

          1995), less the purchase price. Mr. Harvie receives all dividends paid on said shares of Common Stock. At December 31, 1997, the aggregate value of the 10,000 restricted shares of the Common Stock (net of the purchase price) was $635,250.00, based on December 31, 1997 closing price on the New York Stock Exchange Composite Transactions tape of $63.625 per share. No other shares of restricted stock have been awarded or issued to the Named Officers of the Company.

     (4) The payouts indicated in respect of 1997 relate to amounts earned pursuant to Performance Equity Grants made in 1995 pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1997. Under the 1995 Performance Equity Grants (as amended December 3, 1996), participants were granted a specified number of performance units ("1997 Performance Units"), payable 50% in shares of Common Stock and 50% in cash. Since the aggregate earnings per share of Common Stock during the performance period were $13.07 (after adjustments by the Committee to eliminate the effects on 1996 earnings of the $872.0 million of asset writedown and rationalization charges and the effects on 1997 earnings of the $265.2 million of rationalization and other charges), each participant earned 106.8% of the 1997 Performance Units granted. The value of each 1997 Performance Unit was $63.19, which was the average of the high and the low sale prices of the Common Stock on December 31, 1997, as reported on the New York Stock Exchange Composite Transactions tape. The payment of the Common Stock portion of the 1997 Performance Units earned was automatically deferred in the form of Common Stock equivalent units (which earn dividend equivalents) for at least five years (or following earlier retirement) and will be payable at the election of the participant in shares of Common Stock, cash, or any combination thereof. The cash portion of the 1997 Performance Units earned was paid in February 1998. The payouts indicated in respect of 1996 relate to amounts earned pursuant to Performance Equity Grants made in 1994 pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1996. Under the 1994 Performance Equity Grants (as amended December 31, 1996), participants were Granted a specified number of performance units ("1996 Performance Units"), payable 50% in shares of Common Stock and 50% in cash. Since the aggregate earnings per share of Common Stock during the performance period were $12.11 (after adjustments by the Committee to eliminate the effects on 1996 earnings of the $872.0 million of asset writedown and rationalization charges), each participant earned 143.6% of the 1996 Performance Units granted. The value of each 1996 Performance Unit was $41.75, which was the average of the high and the low sale prices of the Common Stock on December 31, 1996, as reported on the New York Stock Exchange Composite Transactions tape. The payment of the Common Stock portion of the 1996 Performance Units earned was automatically deferred in the form of Common Stock equivalent units (which earn dividend equivalents) for at least five years (or following earlier retirement) and will be payable at the election of the participant in shares of Common Stock, cash, or any combination thereof. The cash portion of the 1996 Performance Units earned was paid in February 1997. The payouts indicated in respect of 1995 relate to amounts distributed in February of 1996 pursuant to Performance Equity Grants made in 1993 pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1995. Under the 1993 Performance Equity Grants, participants received a specified number of performance units ("1995 Performance Units") payable 50% in shares of Common Stock and 50% in cash if aggregate earnings per share of Common Stock during the performance period were at least $9.15. Since the aggregate earnings per share of Common Stock during the performance period were in excess of $10.15, each participant also received a supplemental cash amount equal to 50% of the value of the 1995 Performance Units. The 1995 Performance Units were valued at $44.9375 per share, which was the fair market value of the Common Stock at December 29, 1995, based on the average of the high and low sale prices of the Common Stock on that date as reported on the New York Stock Exchange Composite Transactions tape. Deferred Amounts are included in the amounts shown in the Table.

     (5) All Other Compensation consists of: (a) in respect of 1997 (i) the value of deferred Common Stock equivalent units ("Units") accrued as dividend equivalents during 1997 to the accounts of the Named Officers in respect of Units awarded and deferred in February of 1997, each Unit or portion thereof valued at $63.625, the closing price of the Common Stock of the Company on December 31, 1997, as reported on the New York Stock Exchange Composite Transactions tape, and (ii) $4,750 of matching contributions to each Named Officer under the Company's Savings Plan; and (b) in respect of 1996 and 1995 matching contributions under the Company's Savings Plan. See "Savings Plan" at page 14.

     (6) Mr. Gibara was elected Chairman of the Board, Chief Executive Officer and President effective July 1, 1996. He was elected President and Chief Executive Officer effective January 1, 1996. Mr. Gibara served as the President and Chief Operating Officer of the Company from April 15,1995 through December 31, 1995. He served as an Executive Vice President of the Company from May 3, 1994 to April 15, 1995.

     (7) Mr. Sharp was elected President, Global Support Operations effective January 1, 1996. Mr. Sharp was an Executive Vice President of the Company during 1995 and 1994.

     (8) Mr. Tieken joined the Company on May 3, 1994, on which date he was elected an Executive Vice President and the Chief Financial Officer of the Company.

     (9) Mr. Culler was elected an Executive Vice President of the Company effective April 15, 1995. Mr. Culler was President of Goodyear Canada Inc. from October 1, 1991 to April 15, 1995.

     (10) Mr. Harvie joined the Company on July 1, 1995 as a Vice President and the General Counsel of the Company.

OPTION/SAR GRANTS IN 1997

     The Option/SAR Grants Table below shows all grants of stock options and stock appreciation rights ("SARs") during 1997 to the Named Officers. Stock Options are ordinarily granted on an annual basis, usually in December of each year.

                                                             OPTION/ SAR GRANTS TABLE

                                            OPTION/SAR GRANTS IN 1997
                                                                                                    POTENTIAL
                                                  INDIVIDUAL GRANTS                            REAILIZABLE VALUE
                                  ----------------------------------------------                   AT ASSUMED
                                    NUMBER OF       % OF                                         ANNUAL RATES OF
                                   SECURITIES       TOTAL                                           STOCK PRICE
                                   UNDERLYING     OPTIONS/      EXERCISE                         APPRECIATION FOR
                                  OPTIONS/SARS      SARS           OR                               OPTION TERM
                                     GRANTED     GRANTED TO    BASE PRICE                           (DOLLARS)(3)
                                   (NUMBER OF     EMPLOYEES   (DOLLARS PER    EXPIRATION      -----------------------
NAME                                 SHARES)(1)    IN 1997      SHARE)(2)         DATE          5%(4)        10%(4)
----                                 ----------    -------      ---------     ----------      ----------   ----------
Samir G. Gibara                        55,000        2.90%        $63.50        12-2-07       $2,196,150   $5,566,000

William J. Sharp                       21,500        1.13          63.50        12-2-07          858,495    2,175,800

Robert W. Tieken                       15,000         .79          63.50        12-2-07          598,950    1,518,000

Eugene R. Culler, Jr.                  15,000         .79          63.50        12-2-07          598,950    1,518,000

C. Thomas Harvie                       11,000         .58          63.50        12-2-07          439,230    1,113,200

NOTES TO OPTION/SAR GRANTS TABLE:

     (1) On December 2, 1997, incentive stock options and non-qualified stock options in respect of an aggregate of 1,896,685 shares of Common Stock were granted to 887 persons, including the Named Officers. In the case of each Named Officer, incentive stock options were granted in respect of 1,500 shares. The other shares indicated in respect of each Named Officer are the subject of non-qualified stock options. The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. Each stock option is exercisable in respect of 25% of the shares covered thereby beginning December 2, 1998, in respect of 50% of the shares covered thereby beginning December 2, 1999, in respect of 75% of the shares covered thereby beginning December 2, 2000, and is fully exercisable beginning December 2, 2001. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of the Company or one of its subsidiaries for any reason, except that (a) upon retirement or disability (as such terms are defined in the 1997 Plan) of the optionee more than six months after the date of the grant thereof, such stock option shall become immediately exercisable and remain exercisable until December 2, 2007, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option shall be exercisable up to one year after the date of death of the optionee by the person or persons to whom the rights passed by his or her will or according to the laws of descent and distribution. Each option also includes the right to the automatic grant of a new option (a "reinvestment option") for that number of shares tendered in the exercise of the original stock option. The reinvestment option will have an exercise price equal to the fair market value of the Common Stock on the date of the exercise of the original stock option (which will also be the grant date of the reinvestment option) and will be subject to the same terms and conditions as the original stock option (except for the reinvestment option feature).

     (2) In respect of each stock option granted during 1997, the holder may, subject to certain conditions, pay the exercise price by delivery of owned shares of Common Stock (valued at the market value on the date of exercise) and/or may satisfy withholding tax obligations by delivering owned shares of Common Stock or by using shares of Common Stock acquired upon the exercise of the stock option.

     (3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.

     (4) In order to realize the potential values set forth in the 5% and 10% columns of the Option/SAR Grants Table, the per share price of the Common Stock would be $103.43 and $164.70, respectively.

OPTION/SAR 1997 EXERCISES AND YEAR-END VALUES

     The Option/SAR Exercises and Year-End Values Table below sets forth certain information regarding options and SARs exercised by the Named Officers during 1997 and the value of options/SARs held by the Named Officers at December 31, 1997, valued at $63.625 per share, the closing price of the Common Stock on the New York Stock Exchange Composite Transactions tape on December 31, 1997.

                                          OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE
                                            AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                                                DECEMBER 31, 1997 OPTION/SAR VALUES

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING
                              SHARES                                  UNEXERCISED                   VALUE OF UNEXERCISED
                             ACQUIRED                               OPTIONS/SARS AT               IN-THE-MONEY OPTIONS/SARS
                            ON EXERCISE        VALUE               DECEMBER 31, 1997                AT DECEMBER 31, 1997
                            (NUMBER OF       REALIZED            (NUMBER OF SHARES)(1)                  (DOLLARS)(2)
NAME                        SHARES)(1)       (DOLLARS)       EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                        ----------       ---------       -----------    -------------       -----------    -------------
Samir F. Gibara                 23,900        $  510,250        46,100          152,500            $888,638     $1,753,438
William J. Sharp                89,775         3,445,358         5,375           59,950              73,234        717,869
Robert W. Tieken                   -0-               -0-        37,500           40,000             893,750        494,063
Eugene R. Culler, Jr.           19,600           608,300        14,625           36,375             291,328        389,297
C. Thomas Harvie                   -0-               -0-        11,000           33,000             207,625        391,875

NOTES TO OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE:

     (1) All shares were acquired pursuant to, and all exercisable and unexercised shares are the subject of, options to acquire Common Stock.

     (2) Based on the $63.625 closing price of the Common Stock of the Company on December 31, 1997, as reported on the New York Stock Exchange Composite Transactions tape .

LONG TERM INCENTIVE AWARDS

     The 1997 Performance Incentive Plan of the Company (the "1997 Plan") empowers the Committee to make grants and awards from time to time until December 31, 2001. Such grants and awards may be incentive or non-qualified stock options, stock appreciation rights, restricted stock grants, performance grants, any other stock-based grants and awards authorized by the Committee, or any combination of any or all of such grants and awards, whether in tandem with each other or otherwise, to officers and other key employees of the Company and its subsidiaries. The 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan"), which authorized similar grants and awards, expired on April 14, 1997, except with respect to the grants and awards then outstanding.

     The Long Term Incentive Plan Awards Table below sets forth the long term incentive grants made in 1997 to the Named Officers, all of which were Performance Unit Grants under the 1997 Plan.

                                           LONG TERM INCENTIVE PLAN AWARDS TABLE
                                        LONG TERM INCENTIVE PLANS - AWARDS IN 1997

                                                                               ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                            NUMBER OF SHARES,                                            PRICE-BASED PLANS(3)
                                UNITS OR                                    -----------------------------------------------
                              OTHER RIGHTS                                   THRESHOLD          TARGET           MAXIMUM
                              (EXPRESSED IN            PERFORMANCE         (EXPRESSED IN     (EXPRESSED IN    (EXPRESSED IN
                                NUMBER OF               OR OTHER             NUMBER OF         NUMBER OF        NUMBER OF
                                SHARES OF             PERIOD UNTIL           SHARES OF         SHARES OF        SHARES OF
                              COMMON STOCK)           MATURATION OR           COMMON            COMMON           COMMON
NAME                             (1) (2)                PAYOUT(2)            STOCK)(4)         STOCK)(5)        STOCK(6)
-----                        ---------------      --------------------     ------------      ------------     -----------
Samir F. Gibara                   28,000           1/1/98 to 12/31/00          22,400            28,000           42,000


William J. Sharp                   8,000           1/1/98 to 12/31/00           6,400             8,000           12,000


Robert W. Tieken                   6,000           1/1/98 to 12/31/00           4,800             6,000            9,000


Eugene R. Culler, Jr.              6,000           1/1/98 to 12/31/00           4,800             6,000            9,000


C. Thomas Harvie                   4,600           1/1/98 to 12/31/00           3,680             4,600            6,900

NOTES TO LONG TERM INCENTIVE PLAN AWARDS TABLE:

     (1) On December 2, 1997, the Committee granted performance equity grant units ("2000 Performance Units") under the 1997 Plan to the Named Officers and to 29 other key executives of the Company. The number of 2000 Performance Units paid will be determined by and contingent upon the extent to which specified performance goals are achieved. Payment of 50% of the 2000 Performance Unit earned will be made in cash in February of 2001 (unless payment is deferred in whole or in part by the Committee on a mandatory basis or pursuant to the timely election of the grantee). Payment of the other 50% of the 2000 Performance Units earned will be deferred for at least five years (or following earlier retirement) in the form of Common Stock equivalent units. The Common Stock equivalent units will earn dividend equivalents and will be payable in shares of Common Stock, in cash in an amount per unit equal to the value of a share of Common Stock at the distribution date, or in any combination thereof, at the election of the grantee. The performance goals are specified levels of aggregate earnings per share of Common Stock during the three year period ending December 31, 2000 (the "2000 Performance Period").

     (2) A participant must be an employee at the end of Performance Period to receive the proceeds of the Performance Units; except that if such participant dies, retires or becomes disabled prior to the end of the Performance Period, the participant will receive a prorated portion of any Performance Units earned based on the portion of the Performance Period he or she was an employee.

     (3) Various payouts, ranging from 80% to 150% of the Performance Units granted, may be earned based on the Cumulative Net Income Per Share (as defined in the 1997 Plan) of Common Stock during the Performance Period. The amount ultimately realized by a Named Officer or other grantee will depend on the Cumulative Net Income Per Share of Common Stock during the 2000 Performance Period and the per share value of the Common Stock when the amount earned is ultimately paid.

     (4) The Cumulative Net Income per share of Common Stock during the 2000 Performance Period must be at least $14.69 before any distribution may be made. If Cumulative Net Income is at least $14.69 during the 2000 Performance Period, at least 80% of the 2000 Performance Units will be awarded.

     (5) If the Cumulative Net Income per share of Common Stock is $15.44 during the 2000 Performance Period, 100% of the 2000 Performance Units will be awarded.

     (6) If the Cumulative Net Income per share of Common Stock is $16.69 or more during the 2000 Performance Period, 150% of the 2000 Performance Units will be awarded.

OTHER PLAN INFORMATION

STOCK OPTIONS AND APPRECIATION RIGHTS

     The 1997 Plan provides, among other things, for the granting of incentive stock options, non-qualified stock options, Stock Appreciation Rights ("SARs") and other grants and awards in respect of up to approximately 15,000,000 shares of the Common Stock. The 1989 Plan expired April 14, 1997, except with respect to Stock Options, SARs and other grants and awards then outstanding, also provided for the granting of stock options and SARs. At February 17, 1998, there were outstanding under the 1997 Plan, the 1989 Plan and certain prior employee stock option plans stock options in respect of 7,641,086 shares and SARs in respect of 44,500 shares.

PERFORMANCE RECOGNITION PLAN

     On December 2, 1997, the Board of Directors of the Company approved the participation of approximately 942 key employees, including all executives of the Company, in Plan Year 1998 of the Performance Recognition Plan of the Company (the "Performance Plan"). The Committee determined the participants and established their respective target bonuses. Thereafter the Committee reviewed and approved the performance criteria and goals established for each participant. The target bonus of each participant is subject to adjustment between zero and 120%, depending upon the level of achievement measured relative to the performance criteria and goals established by the Committee in respect of such participant. The Performance Plan establishes specific goals for operating earnings (calculated as the amount equal to sales minus cost of goods sold and sales, administrative and general expense, herein "EBIT") and cash flow for the Company or an operating unit, as the case may be, in respect of the participant. In addition, a portion of each participant's award will be dependent upon the extent to which such participant achieves other specific goals established for such participant. Payment of awards in respect of Plan Year 1998 under the Performance Plan will be made in February of 1999, except to the extent deferred by the Committee or an eligible participant pursuant to the Company's Deferred Compensation Plan for Executives, contingent upon the (i) level of achievement of the EBIT and cash flow goals, (ii) the extent to which each participant achieves his or her specific additional goals, and (iii) the Committee's determination that payment would be appropriate. Awards, if any, will be paid in cash. Target bonuses under the Performance Plan have been established for calendar year 1998 as follows: Mr. Gibara, $1,012,500; Mr. Sharp, $412,500; Mr. Tieken, $330,000; Mr. Culler, $262,500; Mr. Harvie, $255,000; and all
participants (942 persons) as a group, $25,078,176.

SAVINGS PLAN

     The Company sponsors the Employee Savings Plan for Salaried Employees (the "Savings Plan"). An eligible employee (any full-time salaried employee with at least six months of service) may contribute 1% to 16% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($10,000 in 1998). Such contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions are, at the direction of the participant, invested by the Savings Plan Trustee in the following eight funds: The Stable Value Fund, the S&P 500 Index Stock Equity Fund, the Large Capitalization Stock Equity Fund, the Small Capitalization Stock Equity Fund, the International Stock Equity Fund, the Conservative Asset Allocation Fund, the Moderate Asset Allocation Fund and the Aggressive Asset Allocation Fund.

     During 1998, the Company is matching each dollar contributed by a participating employee (up to a maximum of the lesser of 6% of such participant's compensation during 1998 or $10,000) with 50 cents. The level of the Company's matching contributions in future years will be determined by the Company's Board of Directors. Company contributions are made in cash and are invested by the Savings Plan Trustee in shares of Common Stock and held in the Goodyear Stock Fund of the Plan. Participants who are age 52 or older may transfer all or any whole percentage of their employer match funds from the Goodyear Stock Fund to any one or more of the eight investment funds listed above.

SEVERANCE PLAN

     The Goodyear Employee Severance Plan (the "Severance Plan") was adopted by the Company on February 14, 1989 pursuant to the authorization of the Board of Directors and upon the recommendation of the Compensation Committee. The Severance Plan provides that, if the employment of an eligible employee is involuntarily terminated (as defined in the Severance Plan) within two years following a Change in Control, such employee is entitled to receive severance pay, either in a lump sum or, at the employee's election, on a regular salary payroll interval basis, in an amount equal to the sum of (a) two weeks' pay for each full year of service with the Company and its subsidiaries completed by such employee and (b) one month's pay for each $12,000 of such employee's total annual compensation (which includes such employee's base salary rate in effect at the date of termination, plus all bonus, profit sharing and incentive compensation paid to such employee during the twelve months prior to his or her separation); provided, that such severance pay shall not exceed two times the total annual compensation of such employee. In addition, each such person shall receive medical benefits and basic life insurance coverage on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. Any full-time salaried employee of the Company or any of its domestic subsidiaries having at least one year of service and participating in the Retirement Plan (defined below) is eligible for benefits under the Severance Plan. Under the Severance Plan, a Change in Control is deemed to occur upon the acquisition of 35% or more of the Common Stock by any "Acquiring Person" or any change in the composition of the Board of Directors of the Company with the effect that a majority of the directors are not "continuing directors."

     If it is assumed that the Named Officers had been involuntarily terminated as of December 31, 1997 following within two years of a Change in Control, the amount of severance pay due under the Severance Plan to the Named Officers in such event would have been: Mr. Gibara, $3,817,350; Mr. Sharp, $1,733,750; Mr. Tieken, $1,447,000; Mr. Culler, $1,211,875; and Mr. Harvie, $1,124,500.


DEFERRED COMPENSATION PLAN

     The Company's Deferred Compensation Plan for Executives was adopted by the Board of Directors of the Company upon the recommendation and approval of the Compensation Committee on and effective as of October 4, 1994. Pursuant to the Deferred Compensation Plan, an eligible employee may elect to defer all or a portion of his or her Performance Plan award and/or all or a portion of his or her annual salary in excess of $160,000 by making a timely deferral election. The deferral period options are five years, the year following retirement or in five to fifteen annual installments commencing the year following retirement. In addition, unless payment is authorized by the Compensation Committee any cash compensation earned by any officer of the Company which, if paid as and when due, would not be deductible by the Company for Federal Income Tax purposes by reason of the limitations of Section 162(m) of the Code shall automatically be deferred under the Deferred Compensation Plan. Amounts deferred earn amounts equivalent to the returns on one or more of five reference investment funds, as selected by the participant.

RETIREMENT BENEFITS

     The Company maintains a Retirement Plan for Salaried Employees (the "Retirement Plan"), a defined benefit plan qualified under the Code, in which most salaried employees (other than employees assigned to retail store locations) of the Company, including all officers, are eligible to participate. The Retirement Plan permits any eligible employee to make monthly optional contributions at an annual rate equal to 2% of his or her annual earnings in excess of Social Security covered compensation ($31,128 in 1998), up to a maximum 1998 contribution of $2,577.44. The Code limits the maximum amount of earnings that may be used in calculating benefits under the Retirement Plan, which limit is $160,000 for 1998. In 1994, the Company established a non-qualified, unfunded Excess Benefits Plan which provides additional benefits to a select group of highly compensated employees. The Excess Benefits Plan will pay benefits equal to the difference between the monthly amount paid under the Retirement Plan and the monthly amount which would have been paid under the Retirement Plan if calculated without the Code limitation on compensation ($160,000 in 1998) in respect of which benefits may be calculated. The Company also maintains a Supplementary Pension Plan (the "Supplementary Plan"), a non-qualified, unfunded plan which provides additional retirement benefits to all officers of the Company and certain other key employees. Participants in the Supplementary Plan do not participate in the Excess Benefits Plan. The Retirement Plan and the Supplementary Plan (the "Pension Plans") provide pension benefits to participants who have at least 30 years of service or have at least ten years of service and have attained the age of 55. Benefits payable to a participant who retires between ages 55 and 62 are subject to a reduction of 4.8% for each full year of retirement before age 62. Prior to retirement, a participant may elect to receive, subject to approval of the Pension Committee, a lump sum settlement of the benefits payable under the Supplementary Plan.

     The Pension Plan Table on the next page shows estimated annual benefits payable at selected earnings levels under the Retirement Plan, as supplemented by the Supplementary Plan, assuming retirement on July 1, 1998 at age 65 after selected periods of service.

     The pension benefit amounts shown in the Pension Plan Table include the maximum benefits ob-

                                                    PENSION PLAN TABLE
                              ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT JULY 1, 1998, WITH YEARS OF SERVICE INDICATED.
---------------------------------------------------------------------------------------------------------------------------
REMUNERATION       15 YEARS       20 YEARS       25 YEARS        30 YEARS        35 YEARS        40 YEARS         45 YEARS
------------     -----------  ------------    ------------    ------------    ------------    -------------    ------------
  $  250,000        $ 70,335     $  89,435      $  101,969      $  114,502      $  122,658       $  130,814      $  138,970

     500,000         151,087       192,608         220,818         249,029         263,929          278,830         293,730

     750,000         233,587       297,608         340,818         384,029         406,429          428,830         451,230

   1,000,000         316,087       402,608         460,818         519,029         548,929          578,830         608,730

   1,250,000         398,587       507,608         580,818         654,029         691,429          728,830         766,230

   1,500,000         481,087       612,608         700,818         789,029         833,929          878,830         923,730

   1,750,000         563,587       717,608         820,818         924,029         976,429        1,028,830       1,081,230

   2,000,000         646,087       822,608         940,818       1,059,029       1,118,929        1,178,830       1,238,730

   2,250,000         728,587       927,608       1,060,818       1,194,029       1,261,429        1,328,830       1,396,230

   2,500,000         811,087     1,032,608       1,180,818       1,329,029       1,403,929        1,478,830       1,553,730

tainable under the formula for the optional contributory portion of the Retirement Plan and under the Supplementary Plan and assume payments are made on a five year certain and life annuity basis (and not under any of the various survivor options or the lump sum option) and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the participant's highest average monthly earnings, consisting of salary and cash payments under the Performance Recognition Plan (and prior annual incentive plans) for any period of 60 consecutive months within the 120 months immediately preceding his or her retirement (assuming full participation in the contributory feature of the Retirement Plan), with monthly benefits ranging from as low as 21% of such earnings in the case of a participant who retires after 10 years of service to as high as 62% of such earnings in the case of a participant who retires after 45 years of service. Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the "Salary" and "Bonus" columns of the Summary Compensation Table in respect of each of the Named Officers. The years of credited service under the Plans for each of the Named Officers are: Mr. Gibara, 31 years; Mr. Sharp, 33 years; Mr. Tieken, 5 years; Mr. Culler, 36 years; and Mr. Harvie, 3 years.

DIRECTORS' COMPENSATION

     Directors of the Company who are not serving as officers or employees of, or consultants to, the Company or any of its subsidiaries receive, as compensation for their services to the Company as a director, $8,750 per calendar quarter, plus $1,500 for each Board meeting attended and for each committee meeting attended. Travel and lodging expenses incurred by such directors in attending Board and committee meetings are paid by the Company. A director who is also an officer or an employee of, or a consultant to, the Company or any of its subsidiaries does not receive additional compensation for his or her services as a director.

     On February 2, 1996, the Compensation Committee recommended and the Board of Directors adopted the Outside Directors' Equity Participation Plan (the "Directors' Equity Plan") for directors who are not current or former employees of the Company or a subsidiary. The Directors' Equity Plan replaces the Retirement Plan for Outside Directors, which was terminated on February 2, 1996 except with respect to former directors currently receiving benefits ($20,000 per year until death, with a $100,000 minimum payout) thereunder. Under the Directors' Equity Plan, on July 1, 1998 and on the first business day of each calendar quarter thereafter each eligible director who has been a director for the entire preceding calendar quarter will have $2,500 ($2,000 in respect of each quarter during the period April 1, 1996 through June 30, 1998) accrued to his or her Plan account, which amount will be converted into units equivalent in value to shares of Common Stock ("share equivalents") at the fair market value of the Common Stock on the accrual date. In addition, each eligible director on February 2, 1996 was awarded a special accrual to his or her Plan account in accordance with a formula designed to reflect prior service and result in an estimated Plan account value at age 70 commensurate with the value of the terminated plan. The share equivalents in each participant's Plan account will be deemed to receive dividends at the same rate as the Common Stock, which dividends will also be converted into share equivalents in the same manner.

     A director is entitled to benefits under the Directors' Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits, except that benefits may not be denied or reduced if prior to leaving the Board of Directors the participant either (i) attained the age of

70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The share equivalents will be converted to a dollar value at the price of the Company's Common Stock on the later of the first day of the seventh month following the month during which the participant ceases to be a director or the first business day of the year next following the year during which the participant ceased to be a director. Such amount will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than 10 installments beginning on the tenth day following the aforesaid conversion from share equivalents to a dollar value. The amount in the participant's Plan account will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten year maturity on the conversion date.

     The Directors' Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% or his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis. The Board of Directors believes the Directors' Equity Plan further aligns the interests of directors with the interests of shareholders by making part of each director's compensation dependent on the value and appreciation over time of the Common Stock.

     The share equivalent units accrued to the accounts of the participating directors under the Directors' Equity Plan at February 17, 1998 are set forth in the "Deferred Share Equivalent Units" column of the Beneficial Ownership Table on page 8.

     The Company also sponsors a directors' Charitable Award Program funded by Company purchased and owned life insurance policies on the lives of pairs of directors. The Company will donate $1 million per director to one or more qualifying charitable organizations recommended by the paired directors after both of the paired directors are deceased. Assuming current tax laws remain in effect, the Company will recover the cost of the program over time with the proceeds of the insurance policies purchased. Individual directors will derive no financial benefit from the program.

OTHER MATTERS

     During 1997, the Company and its subsidiaries in the ordinary course of their business and at competitive prices and terms made sales to or purchases from, or engaged in other transactions with, corporations of which certain of the Company's non-employee directors are executive officers. The Company does not consider the amounts involved in such transactions or the transactions themselves to be material to its business and believes such amounts and transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership in the Company's equity securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 received by the Company, or on written representations from certain directors and officers that no updating Section 16(a) forms were required to be filed by them, the Company believes that no director or officer of the Company filed a late report or failed to file a required report under Section 16(a) of the Exchange Act during or in respect of the year ended December 31, 1997, except that: Mr. L. N. Fiedler, a Vice President of the Company, filed an amendment, dated January 13, 1998, to his Form 4 for December 1997, dated January 5, 1998, to correct the reporting of his holdings of Common Stock to reflect a gift of 42 shares of Common Stock made on December 23, 1997; Mr. R. W. Hauman, a Vice President and the Treasurer of the Company, filed amendments, each dated January 5, 1998, to his Form 4 for June 1997 and his Form 4 for September 1997 to correct an administrative error in the reporting of his holdings of Common Stock; and Mr. G. A. Miller, a Vice President of the Company, filed amendments, each dated February 6, 1998, to his Form 4 for November 1997 and to his Form 4 for December 1997 to correct an administrative error in the reporting of his holdings of Common Stock. To the knowledge of the Company, no person owned 10% or more of any class of the Company's equity securities registered under the Exchange Act during 1997.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES AND PRACTICES

     The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel. In performing its duties, the Committee meets with the Chief Executive Officer to review compensation policy and specific levels of compensation paid to the executive officers and other key personnel, administers the Company's annual, intermediate term and long term compensation plans for its executive officers and certain other key personnel and reports and makes recommendations to the Board regarding executive compensation policies and programs. Each director who is not a former or current officer or employee of the Company or any of its subsidiaries is a member of the Committee. Members of the Committee are not eligible to participate in any of the Company's compensation programs for its executive officers and other key personnel.

     The Committee annually reviews the compensation of the Company's executive officers and other key personnel to determine whether (a) the Company can attract and retain qualified and experienced executive officers and other key personnel, and (b) the executive officers and other key personnel employed by the Company are appropriately motivated to seek to attain short term and intermediate term corporate and business unit performance goals approved by the Committee and to manage the Company for sustained long term growth.

     The Company's compensation programs are designed to retain and motivate its executive officers and other key personnel and align their interests with the interests of the shareholders by providing compensation in the form of: (1) competitive salaries; (2) annual cash bonuses pursuant to the Company's Performance Recognition Plan (the "Performance Plan") based on operating performance measured against specific goals for operating earnings before interest and taxes (calculated as the amount equal to sales minus cost of goods sold and sales, administrative and general expense, herein "EBIT"), cash flow, and other appropriate criteria; (3) intermediate term compensation in the form of the Common Stock of the Company and cash pursuant to performance unit grants having three year performance periods, where payout is dependent on the Company achieving designated levels of Cumulative Net Income Per Share of Common Stock during the performance period; and (4) long term compensation in the form of stock options granted at the fair market value of the Common Stock on the date of grant. Other elements of compensation, such as retirement, health and life insurance benefits, are also considered by the Committee in its evaluation of the compensation package provided to the Company's executive officers.

     The Company's executive compensation programs are designed so that a substantial percentage of each executive officer's compensation is dependent upon corporate performance and appreciation in the value of the Company's Common Stock.

     In addition, the Committee desires to encourage ownership of the Common Stock by the executive officers of the Company by providing forms of intermediate and long term performance based incentive compensation which afford convenient methods for executive officers to acquire shares of Common Stock. In furtherance of this objective, the Chief Executive Officer reviews ownership levels among the executive officers and reports them to the Committee. Although the Committee has elected not to require specific levels of ownership, the Committee has increased the connection between the performance of the Common Stock over time with the compensation of executive officers and other key employees of the Company by requiring the deferral of 50% of the payouts which may be earned pursuant to all outstanding performance unit grants for at least five years (or, if earlier, upon retirement) in the form of Common Stock equivalent units, which may be paid in shares of Common Stock, cash or any combinations thereof at the election of the executive officer. Further, each executive officer may, by making a timely election, defer all or a portion of the remaining 50% of the payment in the form of such Common Stock equivalent units.

     Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m) of the Code. In the past, compensation which would be subject to the Section 162(m) limitations has been automatically deferred until the payment of such compensation would be deductible by the Company. However, the Committee has determined that it is appropriate to authorize the payment of compensa-tion that is not fully deductible where it would be consistent with the Company's compensation philosophy and goals and in the best interests of the Company and its shareholders.

     The amounts paid in respect of the Performance Equity Units awarded in February of 1997 were not exempt from Section 162(m) because adjustments were made by the Committee to the payout formula to eliminate the effects of the December 31, 1997 writedown of certain assets of the Company and rationalization charges. As a result, the compensation subject to Section 162(m) paid to Mr. Gibara in respect of 1997 exceeded $1 million. In approving the payment of such amount in excess of $1 million, the Committee considered all relevant factors, including the net cost to the Company resulting from the non-deductibility of such amount, and determined that it would be consistent with the Committee's compensation philosophy and in the best interests of the Company and its shareholders to pay such nondeductible amount.

     In order to continue to provide intermediate and long term performance based incentive compensation, the Committee and the Board of Directors adopted, and the Company's shareholders approved at the 1997 Annual Meeting, the Company's 1997 Performance Incentive Plan (the "1997 Plan"). The 1997 Plan provides the appropriate means for granting various forms of performance based incentive compensation , including the grant of stock options, stock appreciation rights, performance units and, under certain circumstances, restricted stock and other stock-based grants and awards, on a basis that permits the Company to comply with Section 162(m) of the Code and provides for other forms of compensation which are appropriate to the needs of the Company and consistent with the compensation policies and practices of the Committee.

COMPENSATION OF EXECUTIVE OFFICERS

     The Committee met with the Chief Executive Officer to receive his recommendations regarding 1997 adjustments to the salary and Performance Plan participation guidelines for each executive officer position and certain other key positions. The guidelines for each position were based primarily on market data from four generally available surveys of the salary and annual bonus practices of other companies. Each of the surveys included compensation data compiled from at least 300 companies, with one survey using data compiled from more than 1,300 companies. The Committee generally seeks to establish salary and annual performance plan guidelines at levels that approximate the median (the 50th percentile) of such kinds of compensation paid by companies included in said surveys. The median survey compensation for each position was determined utilizing regression analysis based on revenues. The results of the surveys were weighted to emphasize manufacturing companies, especially producers of nondurable goods. In addition to the individual position data surveys, eight other general surveys indicating past, present and projected salary structures and increases for executive positions were reviewed.

     The compensation levels indicated by the surveys were the principal basis used by the Committee for establishing the combined salary and annual Performance Plan compensation. The Committee also considered the Chief Executive Officer's recommendations, which were based in substantial part on the aforesaid guidelines as well as on certain subjective factors, including his evaluation of the performance of each executive officer, the performance of the Company and general economic and competitive conditions.

     In 1997, salaries of the executive officers named in the Summary Compensation Table (the "Named Officers") were an average of 5.9% lower than the median indicated by the guidelines and 10.9% higher than in 1996. The aggregate salaries paid to all executive officers during 1997, which included promotional and merit increases, were 7.5% higher than in 1996. Salaries averaged approximately 59% of total annual cash compensation paid to executive officers, and 53% of total annual cash compensation paid to the Named Officers, in respect of 1997.

     Pursuant to the Performance Plan, the Committee established, based on the recommendations of the Chief Executive Officer, the target amount of the bonus for each executive officer and reviewed and adopted performance goals for plan year 1997. Compensation paid under the Performance Plan in respect of plan year 1997 was based on the EBIT and cash flow performance of the entire Company and of the operating unit to which the executive officer is assigned, or, as in the case of certain officers of the Company, including Messrs. Gibara, Sharp, Tieken and Harvie, based solely on the EBIT and cash flow performance of the entire Company. Depending on the extent to which applicable EBIT and cash flow goals were achieved, payouts could have ranged from zero to 170% of the target amounts. The target annual incentive compensation levels (assuming payout at 100% of target) for 1997 represented approximately 29% of total 1997 annual cash (salary and Performance Plan) compensation, which was substantially the same proportion as the median level established by the aforesaid surveys. EBIT and cash flow goals for 1997 were exceeded by the Company and most operating units. Payouts for 1997 averaged approximately 143% of the target levels for the various operating units and were 143% of the target level for the Company. The Performance Plan payments represented an average of approximately 41% of the total 1997 annual cash compensation of the Company's executive officers and 47% of annual cash compensation of the Named Officers.

     A significant portion of the total compensation package of each executive officer is contingent upon the performance of the Company over the intermediate term, where performance is measured by the Company's cumulative net income per share or other appropriate standard. Performance equity grants have been made annually since 1992 to executive officers (and certain other key employees) of the Company pursuant to the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan"), which has terminated except with respect to grants and awards outstanding at termination. The Committee, after consultation with and based on the recommendations of the Chief Executive Officer, establishes the terms and conditions of all grants (including the performance criteria, the target levels for payout and the aggregate amount of grants), selects the persons to whom grants are made and fixes the size of each such person's grant. Performance equity grants are designed to comprise approximately 50% of target medium and long term compensation.

     The Committee awarded payouts in respect of the performance equity grants made in January 1995 pursuant to the 1989 Plan for the three year Performance Period ended December 31, 1997, at 106.8% of the units granted. The payment of 50% was automatically deferred (except payments due to retirees) for at least five years in the form of Common Stock equivalent units. The other 50% was paid in cash in February 1998 (except to the extent the participant elected to have the cash portion of the payout deferred in Common Stock equivalent units). The awards were made based on aggregate earnings per share of $13.07, determined by the Committee after adjusting 1996 earnings per share to eliminate the effects of the $872.0 million of asset writedown and rationalization charges and after adjusting 1997 earnings per share to eliminate the effects of $265.2 million of rationalization charges. The Committee deemed the adjustments to 1996 and 1997 earnings to be appropriate.

     Performance equity grants for 1997 were granted by the Committee under the 1989 Plan to all executive officers and certain other key employees of the Company on December 3, 1996, based on guidelines established using the median of medium and long term compensation awards by 40 manufacturing companies (having median annual sales of approximately $14.6 billion) included in a 1996 survey acquired by the Company. The performance equity grants were granted to each Named Officer in respect of substantially the same number of units as were granted in respect of 1996. Payouts in respect of the performance equity grants may range from zero to 150% of the target amounts, depending on the cumulative net income per share of the Common Stock during the three year performance period ending December 31, 1999, which must equal or exceed $13.25 per share of Common Stock in order for any payout to be made. If total net income per share during the performance period is $15.25 or more, 150% of the targeted amount may be paid.

     Performance Unit Grants for 1998 were granted by the Committee under the 1997 Plan to all executive officers and certain other key employees of the Company on December 2, 1997, based on guidelines established using the median of medium and long term compensation awards by 40 manufacturing companies (having median annual sales of approximately $14.6 billion) included in the 1996 survey acquired by the Company. The Performance Unit Grants were granted to each Named Officer in respect of substantially the same number of units as were granted in respect of 1997. Payouts in respect of the Performance Unit Grants may range from zero to 150% of the target amounts, depending on the Cumulative Net Income Per Share of Common Stock during the three year performance period ending December 31, 2000, which must equal or exceed $14.69 per share in order for any payout to be made. If total Cumulative Net Income Per Share during the performance period is $16.69 or more, 150% of the targeted amount may be paid.

     The Committee also grants stock options to officers and other key employees of the Company. The Committee believes that annual grants of stock options provide an additional long term incentive for key personnel to remain with the Company and improve future Company performance and confirm the mutuality of interests shared by the Company's management and its other shareholders with compensation dependent upon the appreciation of the Common Stock of the Company. All options are granted at a per share exercise price equal to the market value of the Common Stock on the date of grant. The Committee is provided survey information regarding the option granting practices of other manufacturing companies of a similar size in order to determine if the Company's grants are competitive in size and terms and conditions. The Committee believes that options should be granted once each year, and that, under ordinary circumstances, each year each executive officer should be granted options in respect of shares having approximately the same dollar value, determined using the standard growth methodology applied in the survey used by the Company for determining performance equity grant levels, subject to variation to reflect changes in the responsibility or performance of the executive officers or changes in the performance or circumstances of the Company. Stock options have been granted to all executive officers and other key employees annually, ordinarily at the end of each year. Within the guideline ranges established using the aforesaid survey, the size of individual stock option grants were determined primarily on the basis of the responsibilities of each executive officer. Recent Company performance, prior grants and the prior performance of the executive officers were also considered in determining the size of the grants.

     On December 2, 1997, stock options in respect of 1,896,685 shares of Common Stock were granted pursuant to the 1997 Plan at $63.50 per share (the fair market value of the Common Stock on that day) to 887 key employees (including all executive officers), which options expire on December 2, 2007. The options provide for the automatic grant of new "reinvestment options" for that number of shares Common Stock tendered as payment of the exercise price. The reinvestment option will be granted at an exercise price equal to the fair market value of the Common Stock on the date the original option is exercised.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Gibara is the Chairman of the Board, Chief Executive Officer and President of the Company. The Committee reviewed Mr. Gibara's compensation in the same manner as described above for the other executive officers. In light of Mr. Gibara's responsibilities and in recognition of his outstanding performance, the Committee increased his annual salary effective April 1, 1997 to an annual rate of $946,800.

     Pursuant to the Performance Plan for 1997, the Committee established a target bonus of $675,000 for Mr. Gibara, the payout of which was subject to adjustment from zero to 170% of the target amount depending on the extent to which total company EBIT and cash flow goals were achieved. Under Mr. Gibara's leadership, the Company exceeded the EBIT and cash flow goals for 1997 resulting in Mr. Gibara earning 143% of his target bonus. Mr. Gibara elected to defer 100% of the Performance Plan payout earned in respect of 1997 pursuant to the Company's Deferred Compensation Plan for Executives. As a result, the award was not subject to the deductions limitations of Section 162(m) of the Code.

     In 1997 Mr. Gibara received payment of the performance equity grant made in January 1994 in respect of the three year performance period ended December 31, 1996. The award was subject to Section 162(m). As a result, a portion of his total compensation received during 1997 which was not exempt from Section 162(m) exceeded the $1 million limitation of Section 162(m) and, therefore, was not deductible. The Committee considered all relevant factors, including the cost to the Company, and determined that it was in the best interest of the Company to authorize payment of the non-deductible amount.

     Mr. Gibara also received payment in 1998 of the performance equity grants made in December 1994 and June 1995 in respect of the three year performance period ended December 31, 1997. The cash portion of the award was paid in February 1998 and is subject to Section 162(m). The Committee, after considering all relevant factors and determining that payment would be in the best interests of the Company, authorized payment of the non-deductible amount.

     Applying the same guidelines used in respect of other executive officers, Mr. Gibara was granted, as incentive compensation contingent upon the Cumulative Net Income Per Share of the Common Stock, a performance unit grant on December 2, 1997 for the three year performance period ending on December 31, 2000.

     Mr. Gibara was granted stock options as long term incentive compensation based on the same guidelines applied by the Committee in respect of the stock option grants to the other executive officers. The grant in respect of 1997 was made on December, 1996 consisting of non-qualified stock options in respect of 53,000 shares of Common Stock and incentive stock options in respect of 2,000 shares of the Common Stock. He was granted stock options in respect of 55,000 shares in respect of 1998 on December 2, 1997, consisting of non-qualified stock options in respect of 53,500 shares of Common Stock and incentive stock options in respect of 1,500 shares of Common Stock. All of these stock options also provide for the automatic grant of reinvestment options.


February 3, 1998


                                         The Compensation Committee

                                            John G. Breen, Chairman

                                   William E. Butler       Steven A. Minter
                                   Thomas H. Cruikshank    Agnar Pytte
                                   William J. Hudson, Jr.  George H. Schofield
                                   Gertrude G. Michelson   William C. Turner
                                                 Martin D. Walker

                                PERFORMANCE GRAPH


     Set forth below is a graph comparing the cumulative total shareholder returns of the Common Stock of the Company ("Goodyear Common"), the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Auto Parts & Equipment-All Index (the "Dow Auto Parts") at each December 31 during the period beginning December 31, 1992 and ending December 31, 1997. The graph assumes the investment of $100 on December 31, 1992 in Goodyear Common Stock, in the S&P
500 and in the Dow Auto Parts. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.



                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   Goodyear Common, S&P 500 and Dow Auto Parts

         December 31,                   1992       1993        1994        1995       1996        1997
         ------------                   ----       ----        ----        ----       ----        ----
  GOODYEAR COMMON                     100.00      135.76      101.79      140.67     162.69      205.47
  S & P 500                           100.00      110.08      111.53      153.45     188.68      251.64
  DOW AUTO PARTS                      100.00      124.11      105.64      131.25     148.39      189.55

                                  MISCELLANEOUS

SUBMISSION OF SHAREHOLDER PROPOSALS

     If a shareholder desires to have a proposal included in the Proxy Statement and Proxy of the Board of Directors for the 1999 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the close of business on October 29, 1998 at the executive offices of the Company, 1144 East Market Street, Akron, Ohio 44316-0001,
Attention: Office of the Secretary.


10-K REPORT

     Interested shareholders may obtain a copy of the Company's Annual Report on Form 10-K for 1997 to the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

     Investor Relations
     The Goodyear Tire & Rubber Company
     1144 East Market Street
     Akron, Ohio 44316-0001

or by a telephone call to: 330-796-3457 or to 515-263-6408.


SAVINGS PLAN SHARES

     A separate "Confidential Voting Instructions" card is being sent to each employee or former employee of the Company participating in one or more of the Employee Savings Plans in which shares of Common Stock are held in a Savings Plan trust for the account of such participant. Shares of Common Stock held in a Savings Plan trust will be voted by the Plan trustee as instructed by Plan participants. Shares held in a Savings Plan trust for which voting instructions are not received will be voted by the Plan trustee in the same proportion as it votes shares for which voting instructions were received from participants in that Savings Plan.


COSTS OF SOLICITATION

     The costs of solicitation of proxies will be borne by the Company. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10004, to assist the Company in the distribution of the proxy materials and the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of reasonable out-of-pocket expenses. Georgeson & Company Inc., may solicit proxies from shareholders by mail, telephone, telex, telegram or personal call or visit. In addition, officers or other employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone.



February 26, 1998


                                 By Order of the Board of Directors


                                 /s/ James Boyazis

                                 JAMES BOYAZIS, Secretary

                                [GOODYEAR LOGO]





700-862-928-659

-------------------------------------------------------------------------------

                                [GOODYEAR LOGO]

                       THE GOODYEAR TIRE & RUBBER COMPANY

                 PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
         The undersigned, a holder (or designated proxy) of shares of the Common
R Stock of The Goodyear Tire & Rubber Company, hereby appoints SAMIR G. GIBARA, STEVEN A. MINTER, and AGNAR PYTTE, and each or any of them, the
O proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock
X that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on
Y Monday, April 6, 1998, at 10:00 A.M., Akron time, and at any and all adjournments thereof; with the power to vote said shares FOR the election of three Directors of the Company, and with the power to vote said shares FOR the ratification of appointment of Independent Accountants and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio.

         UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THE PROXY WILL BE
     VOTED: FOR ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES (ITEM 1 ON THE REVERSE
     SIDE), AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     (ITEM 2 ON THE REVERSE SIDE).

         IF YOU PLAN TO ATTEND THE 1998 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

       PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------

                              FOLD AND DETACH HERE



                         ANNUAL MEETING OF SHAREHOLDERS

                       THE GOODYEAR TIRE & RUBBER COMPANY


                                 APRIL 6, 1998
                                   10:00 a.m.


                             OFFICE OF THE COMPANY
                                GOODYEAR THEATER
                            1201 EAST MARKET STREET
                                  AKRON, OHIO


           Refreshments will be served from 9:00 to 9:45 a.m. in the Goodyear Gymnasium, which is adjacent to the Theater in Goodyear Hall.
                           WE INVITE YOU TO JOIN US.



                             YOUR VOTE IS IMPORTANT
                             ----------------------
                             ----------------------

                 PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

[X] Please mark your
    votes in blue or
    black ink as in this
    example.

The undersigned hereby acknowledges receipt of Notice of 1998 Annual Meeting of Shareholders and Proxy Statement.

The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Item 2.

ITEM 1. ELECTION OF DIRECTORS.
                                    NOMINEES:
                                    Class II Directors -- Each  John G. Breen                                FOR  AGAINST  ABSTAIN
                  WITHHOLD          to serve a 3-year term:     William E. Butler   ITEM 2. Ratification     [ ]    [ ]       [ ]
   FOR ALL  [ ]   AUTHORITY  [ ]                                George H. Schofield         of appointment
   NOMINEES       AS TO ALL                                                                 of Price Waterhouse LLP
                  NOMINEES                                                                  as Independent Accountants.

 (To withhold authority to vote for any individual nominee write that nominee's      I plan to attend the Annual    [ ]
  name in the space below)                                                           Meeting of Shareholders.

 ----------------------------------------------------------------------------






                                                                                   -----------------------------------------------
                                                                                   SIGNATURE                                  DATE

Please sign name exactly as it appears above. Each joint owner should sign.
Please indicate title if you are signing as executor, administrator, trustee,      -----------------------------------------------
custodian, guardian or corporate officer.                                          SIGNATURE                                 DATE

----------------------------------------------------------------------------------------------------------------------------------


                             FOLD AND DETACH HERE

                           COMPANY OWNED & OPERATED
                                [GOODYEAR LOGO]
                                SPECIAL SAVINGS

      -----------------------------------        -------------------------------
    |        [GOODYEAR COUPON]           |     |       [GOODYEAR COUPON]       |
    |        OIL LUBE & FILTER           |     |           ANY TIRE            |
    |             $5.00 OFF              |     |          $5.00 OFF            |
    |         WITH THIS COUPON           |     |           PER TIRE            |
    |    Includes:                       |     |    1 TIRE  ....$5.00 OFF      |
    |    - Lube (where applicable)       |     |    2 TIRES ....$10.00 OFF     |
    |    - New oil filter installed      |     |    3 TIRES ....$15.00 OFF     |
    |    - Up to 5 quarts premium        |     |    4 TIRES  ...$20.00 OFF     |
    |      brand oil                     |     |                               |
    |                                    |     |                               |
    | OFFER GOOD ONLY AT LOCATIONS       |     |  OFFER GOOD ONLY AT LOCATIONS |
    | DISPLAYING COMPANY OWNED &         |     |  DISPLAYING COMPANY OWNED &   |
    | OPERATED SIGN [LOGO]               |     |  OPERATED SIGN [LOGO]         |
    | DIRECT MAIL I.D.GAR                |     |  DIRECT MAIL I.D.GAR          |
    |                                    |     |                               |
    |Environmental disposal fee may apply|     |  No other discounts apply.    |
    |in some areas. Most cars.  No other |     |  Offer ends 7/31/98.          |
    |discounts apply. Offer ends 7/31/98.|     |                               |
    -------------------------------------       --------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS--1998 ANNUAL MEETING OF SHAREHOLDERS
       THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS PLANS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOODYEAR


     The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 6, 1998 are delivered herewith.

     Under each Employee Savings Plan in which you participate ("Plan"), you have the right to give written instructions to the Trustee for such Plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such Plan on February 17, 1998.

     If you wish to have such shares voted by the Trustee, please sign the authorization on the reverse side of this card and return it in the accompanying envelope. If you do not give instructions by marking, signing and returning this Confidential Voting Instructions Card in the envelope provided, shares of the Common Stock held for your account in each Plan will be voted by the Trustee in the same proportion as it votes shares for which Confidential Voting Instructions are received by the Trustee from other participants in that Plan.

     I hereby instruct the Trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to my account under each Plan at February 17, 1998 at the Annual Meeting of Shareholders to be held on April 6, 1998, and at any adjournment thereof, as indicated on the reverse side hereof or, if not so indicated, as recommended by the Board of Directors.

     UNLESS INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE, THE TRUSTEE WILL VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES (ITEM 1 ON REVERSE SIDE), AND FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM 2 ON REVERSE SIDE).

     If you plan to attend the 1998 ANNUAL MEETING, please mark the box indicated on the reverse side.

 THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE
  PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.


                             FOLD AND DETACH HERE


                         ANNUAL MEETING OF SHAREHOLDERS
                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 APRIL 6, 1998
                                   10:00 a.m.

                             OFFICE OF THE COMPANY
                               GOODYEAR THEATER
                            1201 EAST MARKET STREET
                                  AKRON, OHIO

      Refreshments will be served from 9:00 to 9:45 a.m. in the Goodyear
         Gymnasium, which is adjacent to the Theater in Goodyear Hall.
                            WE INVITE YOU TO JOIN US.


                             YOUR VOTE IS IMPORTANT
                             ----------------------

                  PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                   PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

[X] Please mark your
    votes in blue or
    black ink as in this
    example.


The Board of Directors Recommends a Vote FOR Election of All Nominees and FOR Item 2.

ITEM 1. ELECTION OF DIRECTORS.
                                    NOMINEES:
                                    Class II Directors -- Each  John G. Breen                              FOR  AGAINST  ABSTAIN
                  WITHHOLD          to serve a 3-year term:     William E. Butler   ITEM 2. Ratification     [ ]    [ ]       [ ]
   FOR ALL  [ ]   AUTHORITY  [ ]                                George H. Schofield         of appointment
   NOMINEES       AS TO ALL                                                                 of Price Waterhouse LLP
                  NOMINEES                                                                  as Independent Accountants.

 (To withhold authority to vote for any individual nominee write that nominee's      I plan to attend the Annual    [ ]
  name in the space below)                                                           Meeting of Shareholders.

 ----------------------------------------------------------------------------







Authorization: I acknowledge receipt of the Notice of the 1998 Annual Meeting and
Proxy Statement. I hereby instruct the trustee to vote by proxy, in the form         -----------------------------------------------
solicited by the Board of Directors, the number of full shares in my Plan             SIGNATURE                                 DATE
account(s) as specified above, or, if not specified above, as recommended by the
Board of Directors.
------------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                           COMPANY OWNED & OPERATED
                                [GOODYEAR LOGO]
                                SPECIAL SAVINGS

    -----------------------------------        -------------------------------
  |        [GOODYEAR COUPON]           |     |       [GOODYEAR COUPON]       |
  |        OIL LUBE & FILTER           |     |           ANY TIRE            |
  |             $5.00 OFF              |     |          $5.00 OFF            |
  |         WITH THIS COUPON           |     |           PER TIRE            |
  |    Includes:                       |     |    1 TIRE  ....$5.00 OFF      |
  |    - Lube (where applicable)       |     |    2 TIRES ....$10.00 OFF     |
  |    - New oil filter installed      |     |    3 TIRES ....$15.00 OFF     |
  |    - Up to 5 quarts premium        |     |    4 TIRES ....$20.00 OFF     |
  |      brand oil                     |     |                               |
  |                                    |     |                               |
  | OFFER GOOD ONLY AT LOCATIONS       |     |  OFFER GOOD ONLY AT LOCATIONS |
  | DISPLAYING COMPANY OWNED &         |     |  DISPLAYING COMPANY OWNED &   |
  | OPERATED SIGN [LOGO]               |     |  OPERATED SIGN [LOGO]         |
  | DIRECT MAIL I.D.GAR                |     |  DIRECT MAIL I.D.GAR          |
  |                                    |     |                               |
  |Environmental disposal fee may apply|     |  No other discounts apply.    |
  |in some areas. Most cars.  No other |     |  Offer ends 7/31/98.          |
  |discounts apply. Offer ends 7/31/98.|     |                               |
  -------------------------------------       --------------------------------